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                                                                    Exhibit 4.19


                           RED BELL BREWING COMPANY

                            SUBSCRIPTION AGREEMENT


      THIS SUBSCRIPTION AGREEMENT is made this 20th day of March, 2001, by and between GERALD N. HOLTZ ("Holtz"), RED BELL BREWING COMPANY, a Pennsylvania corporation (the "Company"), and JAMES R. BELL ("Bell").

                                   BACKGROUND

      Pursuant to a promissory note dated March 3, 2000 (the "Note"), Holtz loaned the principal amount of $260,000 to Red Bell Brewing & Pub Company-State College, Inc., a subsidiary of the Company, which Note became due and payable on June 3, 2000. As of the date hereof, the amount of principal and accrued interest due under the Note, together with legal fees of Holtz associated therewith is $395,000.00 ("Amount Due"). In furtherance of the satisfaction of the obligations to pay the Amount Due and for the cancellation of certain of the security interests granted to Holtz to secure the obligations under the Note, the Company is issuing to Holtz unrestricted shares of Common Stock of the Company (the "Common Stock"). Bell is the President and controlling shareholder of the Company.

                                    AGREEMENT

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      1. ISSUANCE AND SALE OF STOCK. On the Effective Date (as defined below), the Company shall issue 103,066 shares of Common Stock (the "Initial Shares") to Holtz and Holtz shall acquire the Initial Shares from the Company. The Initial Shares, together with the Additional Shares (as defined below), are being issued to Holtz by the Company in lieu of the payment by the Company of the principal and interest due under the Note. On the Effective Date, the Company will deliver to Holtz or his designated agent a certificate representing the Initial Shares. It is intended by the parties hereto that, following the registration thereof, Holtz may sell the Initial Shares, together with any Additional Shares issued to him hereunder, in the public market in order to obtain Net Proceeds (as defined below) to him at least equal to the Amount Due. For purposes hereof, "Net Proceeds" shall be defined as the actual proceeds from the sale of any Initial Shares or Additional Shares in the public market, less any brokerage commissions incurred by Holtz.

      2. TERMINATION OF PLEDGE AND GUARANTY DOCUMENTS. In consideration for the issuance of the Initial Shares, and any Additional Shares, to Holtz, on the Effective Date the Pledge of Corporate Stock dated March 3, 2000 between James
R. Bell and Holtz, the Pledge of Corporate Stock dated March 3, 2000 between the Company and Holtz, and the Guaranty and Suretyship Agreement dated March 1, 2000 between the Company and Holtz (collectively "Pledge and Guaranty Documents") shall be automatically terminated and of no further force and effect whatsoever and shall be deemed null and void, and each party thereto shall be relieved of all responsibilities, obligations and liabilities for any benefits, obligations or duties to the other party thereto incurred under the terms of these agreements, without any further actions.
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      3. EFFECTIVE DATE. This Agreement shall become effective on the date on which the Common Stock commences trading on the NASDAQ OTC Bulletin Board or other national market system (the "Effective Date"). In the event the Effective Date does not occur on or before April 6, 2001, this Agreement shall automatically terminate, be null and void, and have no force and effect in any respects.

      4. NOTE; SECURITY INTEREST IN LIQUOR LICENSE. Until the Amount Due has been collected in full by Holtz, the Note, the Security Agreement between the Subsidiary and Holtz dated March 3, 2000 (the "Security Agreement"), the Irrevocable Power of Attorney from the Subsidiary in favor of Holtz dated March 1, 2000, the UCC-1 financing statements filed in connection with the Security Agreement, as well as any other documents related thereto (other than the Note, the "Security Documents"), shall remain in full force and effect; provided that from the Effective Date until June 18, 2001, Holtz agrees to forbear from exercising any collection efforts on the Note or any rights and remedies under the Security Documents. In the event any of the following shall occur during the forbearance period, Holtz shall no longer be required to forbear hereunder: (a) Holtz is deemed to be an "affiliate" of the Company as defined in Rule 144(a)(1) of the Securities Act of 1933, as amended (the "Act"); (b) the SB-2 Registration Statement (as defined below) has not been declared effective by the Securities and Exchange Commission on or before May 1, 2001; or (c) following the effective date of the SB-2 Registration Statement, the Net Proceeds to Holtz from the sale of the Initial Shares and any Additional Shares are less than $50,000 for any consecutive thirty (30) day period. Upon the receipt in full of the Amount Due, Holtz shall take any and all action requested by the Company to terminate the Note and the Security Documents. Notwithstanding anything else set forth in this Agreement, in no event shall Holtz be entitled to receive monies in excess of $390,000 on account of the Note (other than pursuant to the second to last sentence of Section 5 or pursuant to the Security Documents).

      5. ADDITIONAL SHARES. If, following the sale by Holtz of the Initial Shares (or any Additional Shares issued to Holtz hereunder), the Net Proceeds are less than the Amount Due, then the Company shall, from time to time at the request of Holtz, expeditiously issue to Holtz additional shares of unrestricted, registered Common Stock in an amount to be agreed upon between Holtz and the Company ("Additional Shares"). Upon the receipt by Holtz of Net Proceeds equal to the Amount Due, Holtz shall not be entitled to receive any further any Additional Shares, but may retain any shares of Common Stock previously issued to him under this Agreement and the Note shall be deemed fully satisfied. All Additional Shares shall be subject to the provisions of the Registration Rights Agreement.

      6. REGISTRATION OF INITIAL SHARES AND ADDITIONAL SHARES. Promptly
following the execution of this Agreement, the Company shall file a registration statement on Form SB-2 (the "SB-2 Registration Statement") registering the Initial Shares and an additional 103,066 shares of Common Stock for purposes of the Additional Shares (the "Shelf"), in accordance with the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement"). Until the Amount Due has been paid, the Shelf shall be used by the Company only to satisfy the obligation of the Company to issue the Additional Shares to Holtz pursuant to Section 5 hereof. Holtz agrees that all sales of the Initial Shares and the Additional Shares shall be sold pursuant to the manner of sale requirements set forth under Rule 144(f) of the Act.
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      7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND BELL. The Company and
Bell hereby jointly and severally make the following representations and warranties to Holtz:

            A. The issuance of the Initial Shares and the Additional Shares has been duly authorized by all necessary corporate action, and when issued, the Initial Shares and the Additional Shares will be validly issued, fully paid and non-assessable. Upon transfer and delivery of the Initial Shares and any Additional Shares, Holtz shall obtain full legal title to all of such Shares, free and clear of any lien, charge or other encumbrance of any nature.

            B. The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary corporate action of the Company.

            C. The Company has the full right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transaction described herein and therein. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

            D. The Security Documents and the security interests granted thereunder remain in full force and effect as first priority liens. Neither the Company nor any of its subsidiaries has granted any other security interest or lien in or upon the liquor license which is the collateral under the Security Documents.

            E. Upon the registration of the Initial Shares and the Additional Shares pursuant to this Agreement and the Registration Rights Agreement, the Initial Shares and the Additional Shares shall be fully tradable by Holtz, free of any and all restrictions other than the manner of sale requirements set forth under Rule 144(f) of the Act.

            F. Holtz is not now, nor has he been, an "affiliate" of the Company as defined in Rule 144(a)(1) of the Act.

      8. REPRESENTATIONS AND WARRANTIES OF HOLTZ. Holtz hereby makes the following representations and warranties to the Company:

            A. Holtz understands that the Stock is being offered and sold under an exemption from registration under the Act, and offering exemptions contained in the securities laws of Pennsylvania; that Holtz is purchasing the Stock without being furnished any offering literature or prospectus of any sort relating to the Company; and that all documents, records and books pertaining to this investment and the Company have been made available by the Company to Holtz and Holtz"s representatives.

            B. Holtz understands that the Initial Shares have not, and except as provided in the Registration Rights Agreement between the parties, will not be registered under the Act or any state securities laws, and that in order to sell or transfer the Initial Shares, such Initial Shares must either be registered under such laws or an appropriate exemption from registration must be available.
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            C. Holtz is a bona fide resident and domiciliary of the Commonwealth of Pennsylvania and has no present intention of becoming a resident or domiciliary of any other jurisdiction.

            D. Holtz is an accredited investor as defined in Rule 501 under the Act.

            E. Holtz understands and has fully considered, for purposes of this investment, that there are substantial restrictions on the transferability of the Initial Shares and there is currently no established public market for the Initial Shares and no liquidity is present in connection with the Initial Shares.

            F. Holtz has such knowledge and experience in financial and business matters that Holtz is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision.

            G. Holtz confirms that in making his decision to purchase the Initial Shares hereby subscribed for, Holtz has relied solely upon his own independent investigation of the Company and the Security Documents, and not on any representations, warranties or statements made by or on behalf of the Company (other than those made herein), and that he has been given the opportunity to ask questions of and to receive answers from the Company concerning the Company, its financial condition and business, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

            H. The Common Stock hereby subscribed for is being acquired by Holtz in good faith solely for his own account for investment purposes only and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof (other than following the registration of such Common Stock pursuant to Section 6); Holtz has no contract, understanding, undertaking, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Stock for which Holtz hereby subscribes for or any part thereof. Holtz understands that the legal consequences of the foregoing representations and warranties are that Holtz must bear the economic risk of an investment in the Common Stock for an indefinite period of time because the Initial Shares and the Additional Shares have not been registered under the Act or applicable state securities laws and therefore cannot be sold unless such Shares are subsequently registered under the Act or applicable state securities laws (which the Company has agreed to do under the Registration Rights Agreement) or an exemption from such registration is available.

            I. Holtz consents to the placement of a legend on the certificate representing the Initial Shares being purchased by Holtz, which legend will be in substantially the following form (the "Securities Legend"):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL
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            SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER
            DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATUTES."

            J. Holtz has not sold, assigned, transferred or conveyed any interest in or to the Pledge and Guaranty Documents to any person or entity.

      9. ADDITIONAL COVENANTS OF THE COMPANY AND BELL.

            A. Notwithstanding anything else set forth herein, it is the parties' intention that at no time shall Holtz be deemed an affiliate of the Company as defined in Rule 144(a)(1) of the Act. The issuance of any Additional Shares to Holtz is subject to receipt by the Company of an opinion of the Company's legal counsel that such issuance would not cause Holtz to become an affiliate. The Company agrees to promptly seek such opinion upon becoming aware of the need hereunder to issue Additional Shares.

            B. Upon the registration of the Initial Shares pursuant to the Registration Rights Agreement, the Company shall promptly either remove the Securities Legend or issue an opinion of counsel to the transfer agent to the effect that sales of the Initial Shares may be made without restrictions.

      10. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS AND REMEDIES. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

      11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

      12. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

      13. GOVERNING LAW. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

      14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute a single agreement.

      15. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
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      IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has executed this Subscription Agreement as of the date set forth above.



                                    /s/ Gerald Holtz
                                    ---------------------------------------
                                    GERALD N. HOLTZ


                                    RED BELL BREWING COMPANY


                                    By:   /s/  James R. Bell
                                       ------------------------------------
                                          James R. Bell, President


                                    /s/ James R. Bell
                                    ---------------------------------------
                                    JAMES R. BELL